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FRED MEYER, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE
(In thousands, except per share amounts)


                                                            16 Weeks          16 Weeks
                                                               Ended             Ended
                                                              May 23,           May 24,
                                                                1998              1997
                                                          ----------        ----------
Basic earnings per common share
  Weighted average number
     of shares outstanding                                   145,141            84,758
                                                          ----------        ----------
Income (loss) before extraordinary
  charge                                                  $  (68,582)       $   22,513
Extraordinary charge                                        (216,441)                -
                                                          ----------        ----------
Net income (loss)                                         $ (285,023)       $   22,513
                                                          ==========        ==========
Per share calculation
  Income (loss) before extraordinary
    charge                                                $    (0.47)       $     0.27
  Extraordinary charge                                         (1.49)                -
                                                          ----------        ----------
  Net income (loss)                                       $    (1.96)       $     0.27
                                                          ==========        ==========
Diluted earnings per common share
  Weighted average number
    of shares outstanding                                    145,141            84,758
  The effect of options outstanding during
    the period using the treasury stock
    method                                                         -             3,577
                                                          ----------        ----------
  Weighted average number
    of common and common
    equivalent shares outstanding                            145,141            88,335
                                                          ==========        ==========
  Income (loss) before extraordinary
    charge
  Extraordinary charge                                    $  (68,582)       $   22,513
  Net income (loss)                                         (216,441)                -
                                                          ----------        ----------
  Per share calculation                                   $ (285,023)       $   22,513
                                                          ==========        ==========
    Income (loss) before extraordinary
      charge                                              $    (0.47)       $     0.25
    Extraordinary charge                                       (1.49)                -
                                                          ----------        ----------
    Net income (loss)                                     $    (1.96)       $     0.25
                                                          ==========        ==========
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